Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of April 2000
                       Distribution Date of May 15, 2000
                            Servicer Certificate #37

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                  $84,209,227.43
Beginning Pool Factor                                        0.1726509

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $5,129,997.05
     Interest Collected                                    $627,017.47

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $258,904.11
Total Additional Deposits                                  $258,904.11

Repos / Chargeoffs                                         $604,908.32
Aggregate Number of Notes Charged Off                              179

Total Available Funds                                    $6,015,918.63

Ending Pool Balance                                     $78,474,322.06
Ending Pool Factor                                           0.1608929

Servicing Fee                                               $70,174.36

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,350,062.75
     Target Percentage                                          10.00%
     Target Balance                                      $7,847,432.21
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                   ($53,761.77)
     Ending Balance                                      $9,296,300.98

Current Weighted Average APR:                                   9.714%
Current Weighted Average Remaining Term (months):                19.58

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,312,619.76      817
                                 31 - 60 days           $359,821.28      244
                                 60+  days              $415,973.27      130

     Total:                                           $2,088,414.31      856

     Balances:                   60+  days            $3,132,698.45      130

Memo Item - Reserve Account
     Prior Month                                      $9,562,055.65
+    Invest. Income                                      $53,761.77
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account          ($265,754.67)
     Beginning Balance                                $9,350,062.75

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of April 2000

                                                                                NOTES
                                          (Money Market)
                                            TOTAL           CLASS A - 1       CLASS A - 2        CLASS A - 3      CLASS B NOTES
                                       $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                      0.00%              0.00%            100.00%             0.00%
     Coupon                                                       5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                  $84,209,227.43
Ending Pool Balance                     $78,474,322.06

Collected Principal                      $5,129,997.05
Collected Interest                         $627,017.47
Charge - Offs                              $604,908.32
Liquidation Proceeds / Recoveries          $258,904.11
Servicing                                   $70,174.36
Cash Transfer from Reserve Account         $265,754.67
Total Collections Available
  for Debt Service                       $6,211,498.94

Beginning Balance                       $84,209,227.43             $0.00              $0.00     $66,709,227.43    $17,500,000.00

Interest Due                               $476,593.57             $0.00              $0.00        $375,239.40       $101,354.17
Interest Paid                              $476,593.57             $0.00              $0.00        $375,239.40       $101,354.17
Principal Due                            $5,734,905.37             $0.00              $0.00      $5,734,905.37             $0.00
Principal Paid                           $5,734,905.37             $0.00              $0.00      $5,734,905.37             $0.00

Ending Balance                          $78,474,322.06             $0.00              $0.00     $60,974,322.06    $17,500,000.00
Note / Certificate Pool Factor                                    0.0000             0.0000             0.3464            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                      $6,211,498.94             $0.00              $0.00      $6,110,144.77       $101,354.17

Interest Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                              $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                             $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                 $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance           $9,350,062.75
(Release) / Draw                           ($53,761.77)
Ending Reserve Acct Balance              $9,296,300.98

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of April 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                    5                 4                3                2                 1
                                                 Dec-99            Jan-00           Feb-00           Mar-00            Apr-00
Beginning Pool Balance                     $116,282,961.46    $109,149,572.74   $101,082,302.70   $94,037,662.68   $84,209,227.43

A)  Loss Trigger:
    Principal of Contracts Charged Off         $177,708.40        $164,958.04       $323,696.19    $1,765,055.01      $604,908.32
    Recoveries                                 $328,240.04        $218,859.06       $272,932.80      $296,984.42      $258,904.11

Total Charged Off (Months 5, 4, 3)             $666,362.63
Total Recoveries (Months 3, 2, 1)              $828,821.33
Net Loss / (Recoveries) for 3 Mos             ($162,458.70)(a)

Total Balance (Months 5, 4, 3)             $326,514,836.90 (b)

Loss Ratio Annualized  [(a/b) * (12)]             -0.5971%

Trigger:  Is Ratio > 1.5%                               No
                                                                                    Feb-00           Mar-00            Apr-00

B)   Delinquency Trigger:                                                         $5,581,557.53    $3,721,386.56    $3,132,698.45
     Balance delinquency 60+ days                                                      5.52179%         3.95734%         3.72014%
     As % of Beginning Pool Balance                                                    4.46047%         4.60672%         4.39976%
     Three Month Average

Trigger:  Is Average > 2.0%                            Yes

C)   Noteholders Percent Trigger:                  1.8593%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer